SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                         13-3447441
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(State of incorporation or organization)                      (IRS Employer
                                                            Identification No.)

3 World Financial Center, New York, New York                      10285
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  (Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]


        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered
  -------------------                           ------------------------------

  Corporate Bond-Backed                         New York Stock Exchange
  Certificates, Series 1996-DHC-1, Class A-1

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                            ------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The description of the Corporate Bond-Backed Certificates, Series 1996-DHC-1, Class A-1 is contained in the Prospectus, dated November 15, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-73438) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated November 25, 1996, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

              The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

1. Standard Terms for Trust Agreements, dated as of February 28, 1996, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of November 27, 1996, between the Registrant and The Bank of New York, relating to the Corporate Bond-Backed Certificates, Series 1996-DHC-1.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    LEHMAN ABS CORPORATION
                                           (Registrant)


Date:    November 26, 1996          By: /s/ Mark Zusy
                                       --------------------------------
                                    Name:   Mark Zusy
                                    Title:  Senior Vice President




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